Exhibit 99.1

Sonos Reports Fourth Quarter and Fiscal 2023 Results

Santa Barbara, CA – November 15, 2023 - Sonos, Inc. (Nasdaq: SONO) today reported fourth quarter and fiscal 2023 results.

Fiscal 2023 Financial Highlights (unaudited)

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Revenue decreased 5.5% year-over-year to $1,655.3 million; on a constant-currency basis, revenue decreased 3.3% year-over-year
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Gross margin decreased 220 basis points year-over-year to 43.3%
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GAAP net loss of $10.3 million compared to net income of $67.4 million last year
○
GAAP diluted loss per share of $(0.08) compared to GAAP diluted earnings per share (EPS) of $0.49 last year
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Non-GAAP net income1 of $121.4 million compared to $171.1 million last year
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Non-GAAP diluted EPS1 of $0.92 compared to $1.24 last year
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GAAP net loss margin of 0.6% compared to net income margin of 3.8% last year
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Adjusted EBITDA1 of $153.9 million compared to $226.5 million last year
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Adjusted EBITDA margin1 of 9.3% compared to 12.9% last year
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Free cash flow of $50.1 million. Cash flows from operating activities of $100.4 million

Fourth Quarter 2023 Financial Highlights (unaudited)

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Revenue decreased 3.5% year-over-year to $305.1 million; on a constant-currency basis, revenue decreased 5.1% year-over-year
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Gross margin increased 270 basis points year-over-year to 42.0%
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GAAP net loss of $31.2 million compared to $64.1 million last year
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GAAP diluted loss per share of $(0.25) compared to GAAP diluted EPS of $0.50 last year
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Non-GAAP net loss1 of $9.0 million compared to $38.3 million last year
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Non-GAAP diluted loss per share1 of $(0.07) compared to $(0.30) last year
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GAAP net loss margin of 10.2% compared to 20.3% last year
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Adjusted EBITDA1 of $6.3 million compared to $(25.6) million last year
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Adjusted EBITDA margin1 of 2.1% compared to (8.1)% last year
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Free cash flow of $12.0 million. Cash flows from operating activities of $22.2 million
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Inventories of $346.5 million, increased 16.2% from last quarter
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Finished goods of $281.6 million, increased 17.3% from last quarter

Notes: 1 Non-GAAP net income (loss)/Non-GAAP diluted earnings (loss) per share, Adjusted EBITDA and Adjusted EBITDA margin exclude stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and abandonment costs. See “Use of Non-GAAP Measures” and reconciliations to GAAP measures below.

Sonos CEO Patrick Spence commented, “While it was a challenging year in the categories in which we play, the strength of the Sonos brand and product portfolio enabled us to retain a strong market share position. We successfully raised the bar in the speaker category with the introduction of our new Era products, and extended our leadership in the premium portable category with Move 2. And we delivered on our commitment to EBITDA margin in spite of the headwinds we faced.”

Mr. Spence continued, “As we enter Fiscal 2024, we are laser focused on execution and positioning our business to return to top and bottom line growth when conditions improve. While current market conditions remain challenging, this is the beginning of a multi-year product cycle where we expect to reap the rewards of our R&D investments. This cycle begins with our entry into a new multi-billion dollar category in the second half of the year that will complement our current offering, delight customers and drive immediate revenue. We are so excited about what we have to share with the world in Fiscal 2024 and beyond.”

Fiscal 2024 Outlook
	Low end	Midpoint	High end
Revenue ($ million)	1,600	1,650	1,700
% y/y	-3%	0%	3%
% y/y - constant currency	-3%	0%	3%

Gross margin - GAAP	45.0%	45.5%	46.0%
Adjustments⁽¹⁾	0.4%	0.4%	0.4%
Gross margin - Non-GAAP⁽¹⁾	45.4%	45.9%	46.4%

Adjusted EBITDA ($ million)	150	165	180
Adjusted EBITDA margin	9.4%	10.0%	10.6%

Notes:
(1) Non-GAAP gross margin excludes approximately $7 million (0.4% of revenue) of stock-based compensation and amortization of intangible assets included in GAAP gross margin

Fiscal 2023 Company Highlights (unaudited)

Key Metrics:

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Total households increased 9% to 15.3 million in Fiscal 2023
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Existing households accounted for 44% of new product registrations in Fiscal 2023
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Average number of registered products per household of 3.05 in Fiscal 2023 vs 2.98 last year
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Direct-to-consumer (DTC) revenue was flat year-over-year and represented 24% of total revenue
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Installer Solutions (IS) revenue decreased 7% year-over-year and represented 21% of total revenue

New Stock Repurchase Program

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As announced in a separate release today, the company’s Board of Directors has authorized a new common stock repurchase program of up to $200 million.
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Under its most recently completed repurchase program, the company repurchased $100 million in stock, representing 6.6 million shares at an average price of $15.25 per share, enabling the company to return capital to shareholders and offset dilution from compensation plans

Continued Product Innovation

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Era 100 - $249 MSRP. Only marginally larger than its predecessor, Sonos One, Era 100 boasts a new design and faster processing power, with a next-generation acoustic architecture that delivers detailed stereo sound and more powerful bass
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Era 300 - $449 MSRP. Era 300 delivers an unprecedented spatial audio experience for a single all-in-one speaker. With support for Dolby Atmos, the breakthrough design features six drivers that create a three-dimensional soundstage and make listeners feel like they're inside their music and movies
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Move 2 - $449 MSRP. The best-selling portable speaker has been revamped. Taking inspiration from the acoustic architecture developed for Era 100, Move 2 produces powerful stereo sound and up to 24 hours of battery life — more than twice that of the first generation — in an ultra durable and water-resistant design
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Sub Mini - $429 MSRP. Building on the award-winning Sonos Sub, this wireless subwoofer delivers rich, balanced bass in a more compact and equally iconic design. When paired with recommended speakers, Sub Mini creates a more immersive sound experience
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Sonos Pro - This new software as a service (SaaS) offering gives business owners the power to control Sonos across multiple locations. With this subscription-based solution, business owners get access to a web-based dashboard for remote monitoring and management, commercially-licensed music, and personalized support

Expansion of our Brand

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Brand Partnerships - More than 30k consumers, industry and press visited the sound experience at the Dolby House during SXSW, March 2023
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Advocacy - The Era Advocacy campaign enlisted more than 130 influencers, creating 350 pieces of bespoke content that resulted in more than 12M impressions and 10M views
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Retail - Global impact retail partnerships delivered unique brand and product experiences for consumers amplified by local PR and advocate partnerships
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Installer Solutions - The Sonos Professional experience at CEDIA Expo, the premier tradeshow summit for home technology integration professionals, saw over 3,500 integrators, distribution partners, and strategic partners visit the booth

Responsible Innovation

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Recognized as one of the best places to work for LGBTQ+ equality by the Human Rights Campaign Foundation.
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Publishing annual Listen Better Report in the coming weeks, highlighting the progress we’ve made on our sustainability and social impact work. In Fiscal 2023, we advanced our Climate Action Plan to become carbon neutral by 2030 and net zero by 2040. We also disclosed our Scope 1, 2, and 3 greenhouse gas emissions to the Carbon Disclosure Project (CDP).
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We built sustainability into all three of our new marquee products: Era 100, Era 300, and Move 2. We also introduced Product Environmental Reports to enhance our transparency. These reports provide detailed information about the materials and environmental footprint of each new product.
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Won Best In Show at the 2023 Dieline Awards for our sustainable paper-based Ray and Sub Mini product packaging.
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Launched partnership with 1% for the Planet to donate 1% of Certified Refurbished sales to high-impact nonprofits focused on environmental preservation and restoration.
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Improved our ESG ratings from multiple rating agencies, including from Medium Risk to Low Risk by Sustainalytics.

Supplemental Earnings Presentation

The company has posted a supplemental earnings presentation accompanying its fourth quarter and fiscal 2023 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript

The company will host a webcast of its conference call and Q&A related to its fourth quarter and fiscal 2023 results on November 15, 2023, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.

The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.

An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Consolidated Statements of Operations and Comprehensive (Loss) Income
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Revenue	$ 305,147	$ 316,290	$ 1,655,255	$ 1,752,336
Cost of revenue	177,093	192,191	938,765	955,969
Gross profit	128,054	124,099	716,490	796,367
Operating expenses
Research and development	65,517	67,274	301,001	256,073
Sales and marketing	58,601	72,649	267,518	280,333
General and administrative	32,297	44,240	168,518	170,429
Total operating expenses	156,415	184,163	737,037	706,835
Operating (loss) income	(28,361)	(60,064)	(20,547)	89,532
Other income (expense), net
Interest income	2,661	1,070	10,201	1,655
Interest expense	(149)	(168)	(733)	(552)
Other (expense) income, net	(6,696)	(8,364)	15,473	(21,905)
Total other (expense) income, net	(4,184)	(7,462)	24,941	(20,802)
(Loss) income before (benefit from) provision for income taxes	(32,545)	(67,526)	4,394	68,730
(Benefit from) provision for income taxes	(1,306)	(3,459)	14,668	1,347
Net (loss) income	$ (31,239)	$ (64,067)	$ (10,274)	$ 67,383

Net (loss) income attributable to common stockholders:
Basic and diluted	$ (31,239)	$ (64,067)	$ (10,274)	$ 67,383

Net (loss) income per share attributable to common stockholders:
Basic	$ (0.25)	$ (0.50)	$ (0.08)	$ 0.53
Diluted	$ (0.25)	$ (0.50)	$ (0.08)	$ 0.49

Weighted-average shares used in computing net (loss) income per share attributable to common stockholders:
Basic	127,335,311	127,104,659	127,702,885	127,691,030

Diluted	127,335,311	127,104,659	127,702,885	137,762,078

Total comprehensive (loss) income
Net (loss) income	(31,239)	(64,067)	(10,274)	67,383
Change in foreign currency translation adjustment	2,035	(249)	153	(2,221)
Comprehensive (loss) income	$ (29,204)	$ (64,316)	$ (10,121)	$ 65,162

Consolidated Balance Sheets
(unaudited, in thousands, except par values)
	As of
	September 30, 2023	October 1, 2022
Assets
Current assets:
Cash and cash equivalents	$ 220,231	$ 274,855
Accounts receivable, net of allowances	67,583	101,206
Inventories	346,521	454,288
Prepaids and other current assets	25,296	37,042
Total current assets	659,631	867,391
Property and equipment, net	87,075	86,168
Operating lease right-of-use assets	48,918	28,329
Goodwill	80,420	77,300
Intangible assets, net
In-process research and development	69,791	64,680
Other intangible assets	20,218	26,384
Deferred tax assets	1,659	1,508
Other noncurrent assets	34,529	36,628
Total assets	$ 1,002,241	$ 1,188,388

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 187,981	$ 335,758
Accrued expenses	89,717	109,290
Accrued compensation	22,079	23,624
Deferred revenue, current	20,188	27,318
Other current liabilities	34,253	39,649
Total current liabilities	354,218	535,639
Operating lease liabilities, noncurrent	54,956	25,596
Deferred revenue, noncurrent	60,650	56,152
Deferred tax liabilities	9,846	9,642

Other noncurrent liabilities	3,914	846
Total liabilities	483,584	627,875

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value	130	130
Treasury stock	(72,586)	(50,896)
Additional paid-in capital	607,345	617,390
Retained earnings (accumulated deficit)	(12,788)	(2,514)
Accumulated other comprehensive loss	(3,444)	(3,597)
Total stockholders’ equity	518,657	560,513
Total liabilities and stockholders’ equity	$ 1,002,241	$ 1,188,388

Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Twelve Months Ended
	September 30, 2023	October 1, 2022
Cash flows from operating activities
Net (loss) income	$ (10,274)	$ 67,383
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	48,969	38,504
Restructuring and abandonment charges	5,533	—
Stock-based compensation expense	76,857	75,640
Provision for inventory obsolescence	20,640	6,276
Other	5,535	4,705
Deferred income taxes	(583)	(1,508)
Foreign currency transaction (gain) loss	(7,335)	10,775
Changes in operating assets and liabilities:
Accounts receivable, net	32,120	(5,513)
Inventories	87,004	(277,489)
Other assets	10,470	(16,604)
Accounts payable and accrued expenses	(162,345)	129,686
Accrued compensation	(2,185)	(52,904)
Deferred revenue	(4,576)	(1,667)
Other liabilities	576	(5,544)
Net cash provided by (used in) operating activities	100,406	(28,260)
Cash flows from investing activities
Purchases of property and equipment, intangible and other assets	(50,286)	(46,216)
Cash paid for acquisitions, net of acquired cash	—	(126,416)

Net cash used in investing activities	(50,286)	(172,632)
Cash flows from financing activities
Payments for debt issuance costs	—	(929)
Proceeds from exercise of stock options	21,346	40,443
Payments for repurchase of common stock	(100,064)	(150,121)
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of restricted stock units	(29,874)	(39,653)
Net cash provided by (used in) financing activities	(108,592)	(150,260)
Effect of exchange rate changes on cash and cash equivalents	3,848	(14,094)
Net increase (decrease) in cash and cash equivalents	(54,624)	(365,246)
Cash and cash equivalents
Beginning of period	274,855	640,101
End of period	$ 220,231	$ 274,855
Supplemental disclosure
Cash paid for interest	$ 1,330	$ 344
Cash paid for taxes, net of refunds	$ 9,522	$ 9,306
Cash paid for amounts included in the measurement of lease liabilities	$ 14,218	$ 14,636
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 2,784	$ 9,112
Right-of-use assets obtained in exchange for new operating lease liabilities	$ 31,692	$ 5,054
Change in estimate of asset retirement obligations	$ 2,290	$ —

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Gross Profit
(unaudited, in thousands, except percentages)
	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Reconciliation of GAAP cost of revenue
GAAP cost of revenue	$ 177,093	$ 192,191	$ 938,765	$ 955,969
Stock-based compensation expense	437	467	2,038	1,620
Amortization of intangibles	973	1,510	4,103	2,149
Non-GAAP cost of revenue	$ 175,683	$ 190,214	$ 932,624	$ 952,200

Reconciliation of GAAP gross profit
GAAP gross profit	$ 128,054	$ 124,099	$ 716,490	$ 796,367
Stock-based compensation expense	437	467	2,038	1,620
Amortization of intangibles	973	1,510	4,103	2,149
Non-GAAP gross profit	$ 129,464	$ 126,076	$ 722,631	$ 800,136

GAAP gross margin	42.0%	39.2%	43.3%	45.4%
Non-GAAP gross margin	42.4%	39.9%	43.7%	45.7%

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Research and Development (GAAP)	$ 65,517	$ 67,274	$ 301,001	$ 256,073
Stock-based compensation	8,177	8,037	35,530	30,724
Amortization of intangibles	496	512	1,983	2,961
Restructuring and abandonment costs	188	-	6,556	-
Research and Development (Non-GAAP)	$ 56,656	$ 58,725	$ 256,932	$ 222,388

Sales and Marketing (GAAP)	$ 58,601	$ 72,649	$ 267,518	$ 280,333
Stock-based compensation	3,499	3,685	15,677	15,335
Amortization of intangibles	-	-	-	-
Restructuring and abandonment costs	180	-	5,635	-
Sales and Marketing (Non-GAAP)	$ 54,922	$ 68,964	$ 246,206	$ 264,998

General and Administrative (GAAP)	32,297	44,240	168,518	170,429
Stock-based compensation	5,195	5,988	23,612	27,961
Legal and transaction related costs	2,944	5,529	32,950	22,873
Amortization of intangibles	24	24	96	96
Restructuring and abandonment costs	106	-	3,458	-
Adjusted General and Administrative (Non-GAAP)	$ 24,028	$ 32,699	$ 108,402	$ 119,499

Total Operating Expenses (GAAP)	$ 156,415	$ 184,163	$ 737,037	$ 706,835
Stock-based compensation	16,871	17,710	74,819	74,020
Legal and transaction related costs	2,944	5,529	32,950	22,873
Amortization of intangibles	520	536	2,079	3,057
Restructuring and abandonment costs	474	-	15,649	-
Adjusted Operating Expenses (Non-GAAP)	$ 135,606	$ 160,388	$ 611,540	$ 606,885

Total Operating Income (GAAP)	$ (28,361)	$ (60,064)	$ (20,547)	$ 89,532
Stock-based compensation	17,308	18,177	76,857	75,640
Legal and transaction related costs	2,944	5,529	32,950	22,873
Amortization of intangibles	1,493	2,046	6,182	5,206
Restructuring and abandonment costs	474	-	15,649	-
Adjusted Operating Income (Non-GAAP)	$ (6,142)	$ (34,312)	$ 111,091	$ 193,251
Depreciation	12,422	8,759	42,787	33,298
Adjusted EBITDA (Non-GAAP)	$ 6,280	$ (25,553)	$ 153,878	$ 226,549

Reconciliation of Net (Loss) Income to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
(In thousands, except percentages)
Net (loss) income	$ (31,239)	$ (64,067)	$ (10,274)	$ 67,383
Add (deduct):
Depreciation and amortization	13,915	10,805	48,969	38,504
Stock-based compensation expense	17,308	18,177	76,857	75,640
Interest income	(2,661)	(1,070)	(10,201)	(1,655)
Interest expense	149	168	733	552
Other (income) expense, net	6,696	8,364	(15,473)	21,905
(Benefit from) provision for income taxes	(1,306)	(3,459)	14,668	1,347
Legal and transaction related costs (1)	2,944	5,529	32,950	22,873

Restructuring and abandonment costs (2)	474	-	15,649	-
Adjusted EBITDA	$ 6,280	$ (25,553)	$ 153,878	$ 226,549
Revenue	$ 305,147	$ 316,290	$ 1,655,255	$ 1,752,336
Net (loss) income margin	(10.2)%	(20.3)%	(0.6)%	3.8%
Adjusted EBITDA margin	2.1%	(8.1)%	9.3%	12.9%

(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

(2) On June 14, 2023, the Company initiated a restructuring plan to reduce its cost base (the “2023 restructuring plan”). The 2023 restructuring plan included a reduction in force involving approximately 7% of its employees, further reducing the Company’s real estate footprint, and re-evaluating certain program spend. Total pre-tax restructuring and abandonment costs under the 2023 restructuring plan were $11.4 million, substantially all of which were incurred in the third quarter of fiscal 2023, with nominal amounts to be incurred through the first quarter of fiscal 2024. Total restructuring and abandonment costs for the twelve months ended September 30, 2023, include $4.8 million non-recurring lease abandonment charges that were incurred in March 2023, when the Company abandoned portions of its office spaces for the remainder of their respective lease terms in support of operational efficiencies.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Reconciliation of GAAP net (loss) income
GAAP net (loss) income	$ (31,239)	$ (64,067)	$ (10,274)	$ 67,383
Stock-based compensation expense	17,308	18,177	76,857	75,640
Legal and transaction related costs	2,944	5,529	32,950	22,873
Amortization of intangibles	1,493	2,046	6,182	5,206
Restructuring and abandonment costs	474	-	15,649	-
Non-GAAP net (loss) income	$ (9,020)	$ (38,315)	$ 121,364	$ 171,102

Reconciliation of net (loss) income per share
GAAP net (loss) income per share, diluted	$ (0.25)	$ (0.50)	$ (0.08)	$ 0.49
Non-GAAP adjustments to net (loss) income per share	0.18	0.20	1.00	0.75

Non-GAAP net (loss) income per share, diluted	$ (0.07)	$ (0.30)	$ 0.92	$ 1.24
Weighted-average shares used in GAAP per share calculation, diluted	127,335,311	127,104,659	127,702,885	137,762,078
Weighted-average shares used in non-GAAP per share calculation, diluted	127,335,311	127,104,659	131,947,092	137,762,078
Note: Certain figures may not sum due to rounding

Reconciliation of Cash Flows Provided by (Used in) Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Cash flows provided by (used in) operating activities	$ 22,195	$ (103,917)	$ 100,406	$ (28,260)
Less: Purchases of property and equipment, and intangible assets	(10,201)	(21,269)	(50,286)	(46,216)
Free cash flow	$ 11,994	$ (125,186)	$ 50,120	$ (74,476)

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
(In thousands)
Sonos speakers	$ 223,323	$ 235,091	$ 1,293,440	$ 1,368,916
Sonos system products	62,316	62,782	285,064	297,110
Partner products and other revenue	19,508	18,417	76,751	86,310
Total revenue	$ 305,147	$ 316,290	$ 1,655,255	$ 1,752,336

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Americas	$ 203,531	$ 199,686	$ 1,048,245	$ 1,044,113

Europe, Middle East and Africa	83,374	91,438	518,179	578,034
Asia Pacific	18,242	25,166	88,831	130,189
Total revenue	$ 305,147	$ 316,290	$ 1,655,255	$ 1,752,336

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
(In thousands)
Cost of revenue	$ 437	$ 467	$ 2,038	$ 1,620
Research and development	8,177	8,037	35,530	30,724
Sales and marketing	3,499	3,685	15,677	15,335
General and administrative	5,195	5,988	23,612	27,961
Total stock-based compensation expense	$ 17,308	$ 18,177	$ 76,857	$ 75,640

Amortization of Intangibles
(unaudited, dollars in thousands)
	Three Months Ended		Twelve Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Cost of revenue	$ 973	$ 1,510	$ 4,103	$ 2,149
Research and development	496	512	1,983	2,961
Sales and marketing	-	-	-	-
General and administrative	24	24	96	96
Total amortization of intangibles	$ 1,493	$ 2,046	$ 6,182	$ 5,206

Use of Non-GAAP Measures

We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including adjusted EBITDA, adjusted EBITDA margin, free cash flow, free cash flow conversion, non-GAAP gross margin, net income (loss) excluding stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and abandonment costs and diluted earnings per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define adjusted EBITDA as net income (loss) adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other income (expense), income taxes, restructuring and abandonment costs and other items that we do not consider representative of our underlying operating performance. We define adjusted EBITDA margin as adjusted EBITDA divided by revenue. We define free cash flow as net cash from operations less purchases of property and equipment and intangible and other assets. We define free cash flow conversion as free cash flow as a percentage of Adjusted EBITDA. We define non-GAAP gross margin as GAAP gross margin, excluding stock-based compensation and amortization of intangible assets. We calculate non-GAAP net income (loss) excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs as net income (loss) less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs. We calculate non-GAAP diluted earnings per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs as net income less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and abandonment costs divided by our number of shares at fiscal year end. We calculate constant currency growth percentages by translating our current period financial results using the prior period average currency exchange rates and comparing these amounts to our prior period reported results. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our outlook for the fiscal year ending September 28, 2024, our long-term outlook, our long-term focus, financial, growth and business strategies and opportunities, growth metrics and targets, our business model, new products, product categories and services, our product cycle and roadmap, our investments in R&D, profitability and gross margins, market growth and our market share, the macroeconomic environment and our ability to weather it, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; the impact of global economic, market and political events, including the potential for an extended global recession, continued inflationary pressures, rising interest rates and, in certain markets, foreign currency exchange rate fluctuations; changes in consumer income and overall consumer spending as a result of economic or political uncertainty or conditions; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to meet product demand and manage any product availability delays; supply chain challenges, including shipping and logistics challenges and component supply-related challenges; the resurgence of the COVID-19 pandemic and the other risk factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended July 1, 2023 and our other filings filed with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.

About Sonos

Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos’ innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact

James Baglanis
IR@sonos.com

Press Contact

Erin Pategas

PR@sonos.com

Source: Sonos